UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2024

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Ault Alliance, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment No. 2”) amends and restates (i) the Current Report on Form 8-K (the “Original Form 8-K”) filed by Hyperscale Data, Inc., a Delaware corporation formerly known as Ault Alliance, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on November 7, 2023, and (ii) the Current Report on Form 8-K (the “March 2024 Form 8-K” and with the Original Form 8-K, the “Prior Forms 8-K”) filed by the Company with the Commission on March 26, 2024 disclosing an amendment to the Agreement (as defined below) dated March 25, 2024 (the “First Amendment”).

This Amendment No. 2 is filed solely for the purpose of disclosing an Amendment dated September 17, 2024 (the “Second Amendment”) to the Securities Purchase Agreement dated November 6, 2023 (the “Agreement” and as amended, the “Amended Agreement”), entered into by and between the Company and Ault & Company, Inc., a Delaware corporation (the “Purchaser”), to provide for an extension of the closing date of the final tranche of the Financing (as defined below).

Other than the foregoing, this Amendment No. 2 speaks as of the original date of the Original Form 8-K and does not reflect events that may have occurred subsequent to the date of the Original Form 8-K, except for (i) the reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which was effective as of January as of January 16, 2024, (ii) closings of the Financing that occurred since the Execution Date (as defined below), (iii) adjustment to the Conversion Price (as defined below) upon an issuance of Common Stock at a price per share lower than the Conversion Price then in effect, (iv) removal of Item 7.01 and the referenced press release of the Original Form 8-K, and (v) the contents of the March 2024 Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2023 (the “Execution Date”), the Company entered into the Agreement with the Purchaser, pursuant to which the Company agreed to sell to the Purchaser up to 50,000 shares of Series C convertible preferred stock (the “Series C Convertible Preferred Stock”), and Series C Warrants to purchase shares of Common Stock, in one or more closings, for a total purchase price of up to $50,000,000.00 (the “Financing”).

On March 25, 2024, the Company and the Purchaser entered into the First Amendment, pursuant to which the total amount of the Financing was increased to $75,000,000.00, with the COD and the Series C Warrants being amended accordingly. As of March 25, 2024, the Purchaser had purchased an aggregate of 43,500 shares of Series C Convertible Preferred Stock for an aggregate purchase price of $43.5 million.

The Purchaser is an affiliate of the Company.

On September 17, 2024, the Company and the Purchaser entered into the Second Amendment. Pursuant to the Second Amendment, the “Termination Date” was amended from June 30, 2024 to December 31, 2024, in each case subject to the right of the Purchaser to extend such date for an additional ninety (90) days. As of September 17, 2024, the Purchaser had purchased an aggregate of 44,000 shares of Series C Convertible Preferred Stock for an aggregate purchase price of $44 million.

The foregoing description of the Second Amendment as well as the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Second Amendment filed hereto as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Amendment to the Securities Purchase Agreement, dated September 17, 2024.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: September 17, 2024	/s/ Henry Nisser
Henry Nisser President and General Counsel